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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 29, 1996 included in Gables Residential Trust's (the "Company") Annual Report on Form 10-K for the fiscal year ended December 31, 1995, our report dated June 22, 1996 included in the Company's Current Report on Form 8-K/A dated April 23, 1996 as filed on July 2, 1996, our report dated August 9, 1996 included in the Company's Current Report on Form 8-K dated July 26, 1996 as filed on August 16, 1996 and to all references to our firm included in this registration statement.


                                        /s/ Arthur Andersen LLP

Atlanta, Georgia
October 7, 1996